As filed with the Securities and Exchange Commission on April 17, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SIENTRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-5551000
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3333 Michelson Drive, Suite 650

Irvine, California 92612

(805) 562-3500

(Address, including zip code, and telephone number, including area code, of principal executive offices)

2014 Equity Incentive Plan

2014 Employee Stock Purchase Plan

(Full title of the plans)

Ronald Menezes

Chief Executive Officer

Sientra, Inc.

3333 Michelson Drive, Suite 650

Irvine, California 92612

(805) 562-3500

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Patrick J. O’Malley

DLA Piper LLP (US)

4365 Executive Drive, Suite 1100

San Diego, California 92121

(858) 677-1400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange

Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed for the purpose of registering an additional (i) 428,098 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2014 Equity Incentive Plan; and (ii) 107,024 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2014 Employee Stock Purchase Plan, which are the same class as those securities previously registered on effective Form S-8 filed with the Securities and Exchange Commission on October 29, 2014 (File No. 333-199684), March  19, 2015 (File No. 333-202879), January  26, 2016 (File No. 333-209129), January  18, 2017 (File No. 333-215603), March  15, 2018 (File No. 333-223666), April  18, 2019 (File No. 333-230924), April  10, 2020 (File No. 333-237641), May  11, 2021 (File No. 333-255990), and April 1, 2022 (File No. 333-264043). The contents of those Registration Statements, as amended, or as modified or superseded pursuant to Rule 412 under the Securities Act, are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on October 20, 2014).

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on October 20, 2014).

4.1#	2014 Equity Incentive Plan and forms of award agreements thereunder (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on October 20, 2014).

4.2#	2014 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on October 20, 2014).

4.3	Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on October 20, 2014).

5.1*	Opinion of DLA Piper LLP (US).

23.1*	Consent of KPMG LLP, an independent registered public accounting firm.

23.2*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature pages hereto)

107*	Filing Fee Table.

* Filed herewith.
# Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on April 17, 2023.

Xperi Inc.

By:	/s/ Ronald Menezes
Ronald Menezes
President and Chief Executive Officer

POWER OF ATTORNEY

BE IT KNOWN BY THESE PRESENTS: That each person whose name is signed hereto has made, constituted and appointed, and does hereby make, constitute and appoint Andrew C. Schmidt and Oliver Bennett as his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution for him or her and his or her name, place and stead, in any and all capacities to sign the Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald Menezes	President, Chief Executive Officer and Director (Principal Executive Officer)	April 17 2023
Ronald Menezes

/s/ Andrew C. Schmidt	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	April 17 2023
Andrew C. Schmidt

/s/ Caroline Van Hove	Executive Chair of the Board	April 17 2023
Caroline Van Hove

/s/ Nori Ebersole	Director	April 17 2023
Nori Ebersole

/s/ Dr. Irina Erenburg	Director	April 17 2023
Dr. Irina Erenburg

/s/ Mary M. Fisher	Director	April 17 2023
Mary M. Fisher

/s/ Kevin O’Boyle	Director	April 17 2023
Kevin O’Boyle

/s/ Philippe A. Schaison	Director	April 17 2023
Philippe A. Schaison